Exhibit 1.01

EMCORE Corporation

Form SD-2019

Conflict Minerals Report

Conflict Minerals Disclosure

I.         Introduction

EMCORE Corporation is providing this Conflict Minerals Report (“CMR”) for calendar year 2019, as an Exhibit to Form SD, pursuant to Rule 13p-1 and Form SD under the Securities Exchange Act of 1934 (the “Rule”), as amended. The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture a product and any “conflict mineral” specified in the Rule is necessary for the functionality or production of such product. Conflict Minerals are defined by paragraph (d)(3) of Form SD as columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin, and tungsten, or any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Covered Countries (collectively, “Conflict Minerals” or “3TG”). The “Covered Countries” for purposes of the Rule and this CMR are the Democratic Republic of the Congo (“DRC”) and any country that shares an internationally recognized border with the DRC.

As used in this document, “Emcore,” the “Company” and the words “we,” “our,” and “us” refer to EMCORE Corporation and its subsidiaries.

II.        Overview

Company Profile

Emcore is a leading provider of advanced mixed-signal products that provide the foundation for today’s leading-edge aerospace & defense systems and high-speed broadband communication networks. Our optical chips, components, subsystems and systems enable broadband and wireless service providers to continually enhance their network capacity, speed, and coverage to advance the free flow of information. The mixed-signal technology at the heart of our broadband transmission products is shared with our fiber optic gyros and military communications links to provide the aerospace and defense markets with state-of-the-art navigation systems technology. Emcore’s optical components and systems serve a broad array of applications including cable television, fiber-to-the-premise networks, telecommunications, data centers, wireless infrastructure, satellite RF fiber links, navigation systems, and military communications.  EMCORE has vertically integrated manufacturing capability through our ISO 9001 certified indium phosphide compound semiconductor wafer fabrication facility at our headquarters in Alhambra, California and our quartz processing and sensor manufacturing facility located in Concord, California that is registered to AS 9100 standards.

As described in this CMR, certain of Emcore’s operations manufacture, or contract to manufacture, products that contain 3TGs that are necessary to the functionality or production of those products. However, we do not directly source 3TGs from mines, smelters or refiners. We believe that, in most cases, we are several steps removed in the supply chain from these market participants, limiting our influence over their sourcing. We must therefore rely on our direct suppliers to provide information regarding the origin of necessary 3TGs that are included in our products, including sources of 3TGs that are supplied to them by sub-tier suppliers.

Conflict Minerals Policy

Emcore is committed to responsible sourcing from its suppliers and each supplier is required to provide information about their Conflict Minerals programs and sourcing practices related to 3TGs by submitting a CMRT. Upon Emcore’s request, each of our suppliers shall permit Emcore to assess its practices and procedures and shall provide Emcore with any information reasonably requested. In addition, each supplier agrees to provide information to Emcore necessary for Emcore to comply with its conflict minerals reporting requirements, including without limitation information under the Responsible Minerals Initiative’s (“RMI”) Conflict Minerals Reporting Template (“CMRT”). Our Conflict Minerals Policy is available on our corporate website at http://emcore.com/our-company/quality-management/supply-chain-management.

III.      Reasonable Country of Origin Inquiry Information

Emcore has conducted a good faith reasonable country of origin inquiry (“RCOI”) to determine whether the necessary 3TGs included in and necessary to the functionality of our products described under “Product Description” in Section V below originated in the Covered Countries or came from recycled or scrap sources. We engaged a leading 3TGs data management consultant (the “Consultant”) to assist us in conducting this RCOI. We utilized a software-as-a-service (SaaS) platform provided by the Consultant to complete and track supplier communications, as well as allow suppliers to upload completed CMRTs for validation, assessment and management. The platform also provides functionality that meets the OECD Guidance process expectations by evaluating the quality of each supplier response and assigning a health score based on the supplier’s declaration of process engagement. Additionally, the metrics provided in this report, as well as the step-by-step process for supplier engagement and upstream due diligence investigations performed, are managed through this platform.

The use of the CMRT allowed for some elimination of irrelevant suppliers. We also periodically reviewed the supplier list to ensure that irrelevant or “out of scope” suppliers were removed from the survey process. Our program continues to include automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. This data validation is based on questions within the declaration tab of the CMRT which helps to identify areas that require further classification or risk assessment, as well as understand the due diligence efforts of the Tier 1 suppliers. The results of this data validation contribute to the program’s health assessment and are shared with the suppliers to ensure they understand areas that require clarification or improvement.

All submitted forms are accepted and classified as valid or invalid so that data is still retained. Suppliers are contacted in regard to invalid forms and are encouraged to submit a valid form. Suppliers are also provided with guidance on how to correct these validation errors in the form of feedback to their CMRT submission, training courses and direct engagement help through the Consultant’s multilingual Supplier Experience team. Since some suppliers may remain unresponsive to feedback, the Company tracks program gaps to account for future improvement opportunities. As of May 11th, 2020, there were 4 invalid supplier submissions that could not be corrected.

The Consultant compared the list of smelters and refiners provided in our suppliers’ responses to the lists of smelters maintained by the RMI and, if a supplier indicated that a facility was certified as conflict-free, confirmed that the facility was listed on RMI’s list of validated conflict free smelters and refiners of 3TGs.

To the extent applicable, Emcore’s RCOI utilized the same processes and procedures for our due diligence described in Section IV below. This RCOI process included conducting an inquiry of our direct suppliers using a mechanism common in the technology industry: the CMRT version 5.12. Based on the results of our RCOI, we are required to exercise due diligence on the source and chain of custody of the necessary 3TGs contained in our products. Our due diligence efforts are discussed further in Section IV of this CMR.

IV.      Due Diligence Process and Measures Performed

Based on the results of our RCOI, the Consultant engaged by Emcore also assisted us in conducting due diligence on the source and chain of custody of 3TGs in our products. The Company’s due diligence measures are designed to attempt to ascertain the facilities used to process any 3TGs in our products, the country of origin of any 3TGs in our products and the mine(s) or location of origin with the greatest possible specificity.

The design of our due diligence system, its conformity with an internationally-recognized due diligence framework, and a description of the measures we have undertaken to exercise our due diligence, are detailed below.

Emcore’s due diligence measures have been designed to conform in all material respects to the internationally- recognized due diligence framework of the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict- Affected and High-Risk Areas (Second Edition), and its related supplements. This OECD framework (“Framework”) is the only due diligence framework recognized by the Securities and Exchange Commission (“SEC”) to date. The Framework stresses five main areas of

Due Diligence design, detailed below in IV(a) - (e).

Due diligence requires the Company’s necessary reliance on data provided by direct suppliers and third-party audit programs. There is a risk of incomplete or inaccurate data as the process cannot fully be owned by the Company. However, through continued outreach and process validation, this aligns with industry standards and market expectations for downstream companies’ due diligence.

a.         Establish Strong Company Management Systems

First, Emcore has assigned a Senior Director of Operations to (i) manage the 3TGs compliance program, (ii) liaise with the Consultant, (iii) conduct reviews of collected data, and (iv) make decisions regarding the due diligence program, including risk mitigation. Second, Emcore has requested that suppliers of goods incorporated into our products provide us with CMRTs for their products (see below, Section IV(b & c)). Third, Emcore’s position statement with respect to 3TGs, which is located on our website (https://emcore.com/our-company/quality-management/supply-chain-management/), encourages our suppliers to source responsibly, through their sub-suppliers and on down through their own supply chains. In this position statement, we encourage our suppliers and their sub suppliers to use smelters or refiners (“smelters” or “SORs”) that are conformant to assessment protocols for conflict-free sourcing wherever possible. Using its Responsible Minerals Assurance Process (“RMAP”) audit program, the RMI, an organization founded by members of the Electronic Industry Citizen Coalition (“EICC”) and the Global e-Sustainability Initiative (“GeSI”), is taking action to address responsible sourcing, using independent third-party audits to identify smelters and refiners that have systems in place to assure sourcing of only conflict-free materials.

The Company also leverages the Consultant’s Managed Services in order to work with dedicated program specialists who support the Company’s conflict minerals program. The Company communicates regularly with the Consultant’s team in order to receive updates on program status. Each member of the Consultant’s Customer Success team is trained in conflict minerals compliance and understands the intricacies of the CMRT and conflict minerals reporting, as well as Section 1502 of the Dodd-Frank Act.

Grievance Mechanisms

We established multiple longstanding grievance mechanisms whereby employees and suppliers can report violations of Emcore’s policies, including with respect to conflict minerals. Suppliers and others outside of Emcore may contact our conflict minerals team to communicate with us, including to report grievances. In addition, our employees may anonymously report suspected violations using our anonymous ethics hotline, either via our website at https://emcore.alertline.com or by calling 1-877-874-8416 in the United States, 10-800-110-0812 or 10-800-711-0887 in China, or 1-888-690-3865 outside the United States and China.

Maintain Records

The Company has adopted a policy to retain relevant conflict minerals related documentation for a period of 5 years, including supplier responses to CMRTs, and implemented this policy through the Consultant.  The Consultant stores all of the information and findings from this process in a database that can be audited by internal or external parties.

b.         Identify and Assess Risk in the Supply Chain

To obtain chain of custody declarations from our suppliers, we utilize the CMRT described above. This CMRT is distributed to all of our suppliers, with regular and persistent follow-ups (“Escalations”), to ensure maximum compliance and feedback. The CMRT includes questions on (i) the use and origin of 3TGs in our components, (ii) supplier engagement with their sub-tier suppliers, and (iii) smelters and points of origin of the constituent 3TGs. The Consultant provides suppliers with guidance and requirements to prepare them ahead of time for full compliance in completing the CMRT, our principal information-gathering step on the origin, source and chain of custody of 3TGs contained in components and materials supplied to us. This kit includes materials to educate suppliers about the SEC rule on 3TGs, responsible supply chain management, and a letter that suppliers can use if they need to request information from their sub-tier suppliers.

The CMRT responses are only a first step in our engagement with suppliers. The responses from suppliers are then individually validated and examined both for completeness and any internal inconsistencies between the data they provide. Any of these issues are resolved with our suppliers by phone and email. This follow-up to incomplete or invalid information is described further in Section IV(c), below.

To the extent that a completed response identified a smelter or refiner, the Consultant determined if the smelter had been audited against a standard in conformance with the OECD Guidance, such as the Responsible Minerals Assurance Process (“RMAP”). The Company does not have a direct relationship with smelters and refiners, and does not perform direct audits of these entities within the supply chain. Smelters that have completed an RMAP audit are considered to be DRC-conflict free. In cases where the smelter’s due diligence practices have not been audited against the RMAP standard or they are considered non-conformant by RMAP, follow-ups are made to suppliers reporting those facilities. Smelters are then assessed for the potential for sourcing risk. The Company also attempted to ascertain whether the smelter or refiner information provided was specific to the products supplied to the Company to determine whether the identified smelters are in the Company’s supply chain.

Each facility that meets the RMI definition of a smelter or refiner of a 3TGs mineral is assessed according to red flag indicators defined in the OECD Guidance. The Consultant uses numerous factors to determine the level of risk that each smelter poses to the supply chain by identifying red flags. These factors include:

•                  Geographic proximity to the DRC and covered countries;

•                  Known mineral source country of origin;

•                  Responsible Minerals Assurance Process (RMAP) audit status;

•                  Credible evidence of unethical or conflict sourcing;

•                  Peer Assessments conducted by credible third-party sources.

As part of our risk management plan under the OECD Guidance, when facilities with red flags were reported on a CMRT by one of the suppliers surveyed, risk mitigation activities are initiated. Through the Consultant’s software, submissions that include any smelters of concern immediately produce a receipt instructing the supplier to take their own risk mitigation actions, including submission of a product specific CMRT to better identify the connection to products that they supply to Emcore, and escalating up to removal of these red flag smelters from their supply chain. In addition, suppliers are guided to the educational materials on mitigating the risks identified through the data collection process.

c.         Design and Implement a Strategy to Respond to Identified Risks

As outlined above, we have developed processes for Escalations and supplier engagement. This allows us to direct needed questions and follow-up to suppliers based on their varying responses to the CMRT. Escalations are used when, among other issues, suppliers are late in responding, have incomplete information, provide feedback inconsistent with prior responses, or when other issues are identified. An Escalation may include individual written requests for information, conference calls and meetings. Each Escalation is dated and tagged in our data management system, for a variety of further actions. These actions might include direct supplier contact through our business channels, changes of scope of the diligence request, reformatting supplier responses into the correct format, time extensions for delayed responses, follow-up with alternative contacts in the supplying organization, or the dropping of outdated component parts from the Emcore products list.

d.         Carry Out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

Because the Company does not source 3TG directly from smelters or refiners, we rely on third parties, including the RMI, to coordinate and conduct third party audits of these facilities. The Company utilizes the published results of these third-party audits to determine whether a specified smelter or refiner processes 3TG that directly or indirectly finance or benefit armed groups. The Consultant also directly contacts smelters and refiners that are not currently enrolled in the RMAP to encourage their participation and gather information regarding each facilities’ sourcing practices on behalf of its compliance partners.

e.         Report on Supply Chain Due Diligence

Our Form SD and this CMR are both available under “Quality Management” in the Company section of our website at http://www.emcore.com/our-company/quality-management/. Emcore will file a Form SD (and CMRs, as necessary) with the SEC on an annual basis, pursuant to Rule 13p-1 of the Securities Exchange Act of 1934, as amended.

V.        Product Description; Processing Facilities

Product Description - Currently, EMCORE’s business is of a broad portfolio of compound semiconductor-based products for the fiber optics markets.

•          Fiber Optic Gyroscope Products

These include products ranging from tactical to navigational grade fiber optic gyroscopes for applications including unmanned aerial systems, line-of-site stabilization, aviation and aeronautics.

•          FOG-Based Inertial Measurement Units and Navigation Systems Products

These include inertial measurement units, inertial navigation systems and micro inertial navigation systems that have broad application within the aerospace and defense markets for land, sea, air and space navigation.

•          Quartz MEMS Gyroscope Products

These include quartz MEMS Gyroscopes, Accelerometers, Inertial Measurement Units and GPS/INS products that have broad application within the aerospace and defense markets for land, sea, air and space navigation.

•          Satellite/Microwave Communications (Defense Optoelectronics) Products

These include transmitters, receivers, subsystems, and systems that transport wideband radio frequency and microwave signals between satellite hub equipment and antenna dishes.

•          Cable TV Lasers and Transmitters Products

These include forward and return-path analog lasers, receivers, photodetectors and subassembly components, analog and digital fiber-optic transmitters, quadrature amplitude modulation transmitters, optical switches and cable tv fiber amplifiers.

•          High-Power Gain Chips Products

These include gain chips for tunable lasers and transceivers utilized in coherent DWDM optical transmission systems.

•          Photodiode Products

These include 2.5G and 10G APD top and bottom illuminated chips and COB, along with 10G PIN photodiode chips.

•          GPON Fiber-To-The-Premises (FTTP) and Data Center Chip Products

These include 2.5G and 10G PON DFB and 10G Fabry-Perot laser chips.

•          Wireless Communications Products

These include DFB lasers and optical receivers specifically designed for wireless networks, 3 GHz and 6.5 GHz fiber optic links for cellular backhaul, 4G LTE and distributed antenna systems.

•          Laser, Receiver and Photodetector Component Products

These include lasers, receivers, photodetectors, including CWDM (Coarse Wavelength Division Multiplexing) and DWDM (Dense Wavelength Division Multiplexing) products, 1310 nm and 1550 nm Distributed Feedback lasers and optical receivers optimized for CATV, DOCSIS (Data Over Cable Service Interface Specification) 3.1 and wireless applications.

Processing Facilities - Based on our RCOI or due diligence process, as applicable, and the information received from our suppliers, the facilities listed on Annex A were identified by the Company’s suppliers as the smelters and refiners that processed the 3TG present in and necessary to the functionality of products manufactured by the Company in the calendar year 2019.

Due to our position in the supply chain, which we discuss above, we rely on our suppliers for accurate smelter and refiner information. Our due diligence measures cannot provide adequate certainty regarding the source and chain of custody of the necessary 3TGs contained in our in-scope products. The information from our suppliers is still evolving and may contain company level declarations. As such, this smelter list is presented in good faith as the best information we have to date. This list may contain smelters that are not in our supply chain and there may be other smelters not yet identified in our due diligence process. We will continue to update the list as our information and the relevant third-party data from RMI, LBMA, and RJC improves.

VI.      Future Due Diligence

We will continue to communicate our expectations and information requirements to our direct suppliers. Over time, we anticipate that the amount of information globally on the traceability and sourcing of the necessary 3TGs in our products will increase and improve our knowledge. We will continue to make inquiries to our direct suppliers and undertake additional risk assessments when potentially relevant changes in facts or circumstances are identified. If we become aware of a supplier whose due diligence needs improvement, we may continue the trade relationship while that supplier improves its compliance program. We expect our suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.

In addition to those above, the Company will undertake the following steps during the next compliance period:

•          Continue to collect responses from suppliers using the most recent revision of the CMRT.

•          Engage with suppliers that did not provide a response in 2019 or provided incomplete responses to help with our data collections for 2020.

•          Monitor and track performance of risk mitigation efforts.

•          Compare and validate RCOI results to information collected via independent conflict-free smelter validation programs such as the RMI.

Annex A

Smelter and Refiner Information

Metal	Standard Smelter Name	Smelter ID	RMI Audit Status
Gold	8853 S.p.A.	CID002763	Conformant
Gold	Abington Reldan Metals, LLC	CID002708	Non Conformant
Gold	Advanced Chemical Company	CID000015	Conformant
Gold	African Gold Refinery	CID003185	Outreach Required
Gold	Aida Chemical Industries Co., Ltd.	CID000019	Conformant
Gold	Al Etihad Gold Refinery DMCC	CID002560	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	Conformant
Gold	Argor-Heraeus S.A.	CID000077	Conformant
Gold	Asahi Pretec Corp.	CID000082	Conformant
Gold	Asahi Refining Canada Ltd.	CID000924	Conformant
Gold	Asahi Refining USA Inc.	CID000920	Conformant
Gold	Asaka Riken Co., Ltd.	CID000090	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	Due Diligence Vetting Process
Gold	AU Traders and Refiners	CID002850	Conformant
Gold	Aurubis AG	CID000113	Conformant
Gold	Bangalore Refinery	CID002863	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Conformant
Gold	Boliden AB	CID000157	Conformant
Gold	C. Hafner GmbH + Co. KG	CID000176	Conformant
Gold	C.I Metales Procesados Industriales SAS	CID003421	In Communication
Gold	Caridad	CID000180	Communication Suspended - Not Interested
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Conformant
Gold	Cendres + Metaux S.A.	CID000189	Conformant
Gold	CGR Metalloys Pvt Ltd.	CID003382	Outreach Required
Gold	Chimet S.p.A.	CID000233	Conformant
Gold	Chugai Mining	CID000264	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	In Communication

Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	Outreach Required
Gold	Dijllah Gold Refinery FZC	CID003348	In Communication
Gold	DODUCO Contacts and Refining GmbH	CID000362	Conformant
Gold	Dowa	CID000401	Conformant
Gold	DS PRETECH Co., Ltd.	CID003195	Conformant
Gold	DSC (Do Sung Corporation)	CID000359	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	Conformant
Gold	Emirates Gold DMCC	CID002561	Conformant
Gold	Fidelity Printers and Refiners Ltd.	CID002515	Due Diligence Vetting Process
Gold	Fujairah Gold FZC	CID002584	Outreach Required
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	CID002852	In Communication
Gold	Geib Refining Corporation	CID002459	Conformant
Gold	Gold Coast Refinery	CID003186	Outreach Required
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	Outreach Required
Gold	Guangdong Jinding Gold Limited	CID002312	Outreach Required
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	Outreach Required
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	Outreach Required
Gold	Heimerle + Meule GmbH	CID000694	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	Outreach Required
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773	Outreach Required
Gold	HwaSeong CJ CO., LTD.	CID000778	Communication Suspended - Not Interested
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	Conformant
Gold	International Precious Metal Refiners	CID002562	Outreach Required
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Conformant
Gold	Istanbul Gold Refinery	CID000814	Conformant
Gold	Italpreziosi	CID002765	Conformant
Gold	JALAN & Company	CID002893	Outreach Required
Gold	Japan Mint	CID000823	Conformant
Gold	Jiangxi Copper Co., Ltd.	CID000855	Conformant

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	RMI Due Diligence Review - Unable to Proceed
Gold	JSC Uralelectromed	CID000929	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	Conformant
Gold	Kaloti Precious Metals	CID002563	RMI Due Diligence Review - Unable to Proceed
Gold	Kazakhmys Smelting LLC	CID000956	In Communication
Gold	Kazzinc	CID000957	Conformant
Gold	Kennecott Utah Copper LLC	CID000969	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	Conformant
Gold	Kojima Chemicals Co., Ltd.	CID000981	Conformant
Gold	Korea Zinc Co., Ltd.	CID002605	Conformant
Gold	Kyrgyzaltyn JSC	CID001029	Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	Outreach Required
Gold	L’azurde Company For Jewelry	CID001032	RMI Due Diligence Review - Unable to Proceed
Gold	Lingbao Gold Co., Ltd.	CID001056	Outreach Required
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	Outreach Required
Gold	L’Orfebre S.A.	CID002762	Conformant
Gold	LS-NIKKO Copper Inc.	CID001078	Conformant
Gold	LT Metal Ltd.	CID000689	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	Outreach Required
Gold	Marsam Metals	CID002606	Conformant
Gold	Materion	CID001113	Conformant
Gold	Matsuda Sangyo Co., Ltd.	CID001119	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	Conformant
Gold	Metalor Technologies S.A.	CID001153	Conformant
Gold	Metalor USA Refining Corporation	CID001157	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	Conformant
Gold	Mitsubishi Materials Corporation	CID001188	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	Conformant
Gold	Modeltech Sdn Bhd	CID002857	Non Conformant
Gold	Morris and Watson	CID002282	Communication Suspended - Not Interested

Gold	Moscow Special Alloys Processing Plant	CID001204	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	Conformant
Gold	Navoi Mining and Metallurgical Combinat	CID001236	Outreach Required
Gold	NH Recytech Company	CID003189	Non Conformant
Gold	Nihon Material Co., Ltd.	CID001259	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Conformant
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	CID001326	Conformant
Gold	OJSC Novosibirsk Refinery	CID000493	Conformant
Gold	PAMP S.A.	CID001352	Conformant
Gold	Pease & Curren	CID002872	Outreach Required
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	Outreach Required
Gold	Planta Recuperadora de Metales SpA	CID002919	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Conformant
Gold	PX Precinox S.A.	CID001498	Conformant
Gold	QG Refining, LLC	CID003324	Outreach Required
Gold	Rand Refinery (Pty) Ltd.	CID001512	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522	Outreach Required
Gold	REMONDIS PMR B.V.	CID002582	Conformant
Gold	Royal Canadian Mint	CID001534	Conformant
Gold	SAAMP	CID002761	Conformant
Gold	Sabin Metal Corp.	CID001546	Outreach Required
Gold	Safimet S.p.A	CID002973	Conformant
Gold	SAFINA A.S.	CID002290	Active
Gold	Sai Refinery	CID002853	Outreach Required
Gold	Samduck Precious Metals	CID001555	Conformant
Gold	Samwon Metals Corp.	CID001562	Communication Suspended - Not Interested
Gold	SAXONIA Edelmetalle GmbH	CID002777	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	Conformant
Gold	Shandong Humon Smelting Co., Ltd.	CID002525	Outreach Required
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	Outreach Required
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	Conformant

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	Conformant
Gold	Singway Technology Co., Ltd.	CID002516	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	Conformant
Gold	Solar Applied Materials Technology Corp.	CID001761	Conformant
Gold	Sovereign Metals	CID003383	Outreach Required
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	Outreach Required
Gold	Sudan Gold Refinery	CID002567	Outreach Required
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Conformant
Gold	SungEel HiMetal Co., Ltd.	CID002918	Conformant
Gold	T.C.A S.p.A	CID002580	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	Conformant
Gold	Tokuriki Honten Co., Ltd.	CID001938	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	Outreach Required
Gold	Tony Goetz NV	CID002587	Non Conformant
Gold	TOO Tau-Ken-Altyn	CID002615	Conformant
Gold	Torecom	CID001955	Conformant
Gold	Umicore Brasil Ltda.	CID001977	Conformant
Gold	Umicore Precious Metals Thailand	CID002314	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	Conformant
Gold	United Precious Metal Refining, Inc.	CID001993	Conformant
Gold	Valcambi S.A.	CID002003	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	Conformant
Gold	WIELAND Edelmetalle GmbH	CID002778	Conformant
Gold	Yamakin Co., Ltd.	CID002100	Conformant
Gold	Yokohama Metal Co., Ltd.	CID002129	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	Outreach Required
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	Conformant
Tantalum	Asaka Riken Co., Ltd.	CID000092	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	Conformant
Tantalum	CP Metals Inc.	CID003402	Conformant
Tantalum	D Block Metals, LLC	CID002504	Conformant
Tantalum	Exotech Inc.	CID000456	Conformant
Tantalum	F&X Electro-Materials Ltd.	CID000460	Conformant
Tantalum	FIR Metals & Resource Ltd.	CID002505	Conformant

Tantalum	Global Advanced Metals Aizu	CID002558	Conformant
Tantalum	Global Advanced Metals Boyertown	CID002557	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	Conformant
Tantalum	H.C. Starck Co., Ltd.	CID002544	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	Conformant
Tantalum	H.C. Starck Inc.	CID002548	Conformant
Tantalum	H.C. Starck Ltd.	CID002549	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	CID002545	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	Conformant
Tantalum	KEMET Blue Metals	CID002539	Conformant
Tantalum	LSM Brasil S.A.	CID001076	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	Conformant
Tantalum	Mineracao Taboca S.A.	CID001175	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	Conformant
Tantalum	NPM Silmet AS	CID001200	Conformant
Tantalum	PRG Dooel	CID002847	Conformant
Tantalum	QuantumClean	CID001508	Conformant
Tantalum	Resind Industria e Comercio Ltda.	CID002707	Conformant
Tantalum	Solikamsk Magnesium Works OAO	CID001769	Conformant
Tantalum	Taki Chemical Co., Ltd.	CID001869	Conformant
Tantalum	Telex Metals	CID001891	Conformant
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	Conformant
Tin	Alpha	CID000292	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	Outreach Required
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	Conformant
Tin	China Tin Group Co., Ltd.	CID001070	Conformant

Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356	Non Conformant
Tin	Dowa	CID000402	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Non Conformant
Tin	EM Vinto	CID000438	Conformant
Tin	Estanho de Rondonia S.A.	CID000448	In Communication
Tin	Fenix Metals	CID000468	Conformant
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410	Outreach Required
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CID002849	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	Conformant
Tin	Huichang Jinshunda Tin Co., Ltd.	CID000760	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	Conformant
Tin	Luna Smelter, Ltd.	CID003387	Conformant
Tin	Ma’anshan Weitai Tin Co., Ltd.	CID003379	Conformant
Tin	Magnu’s Minerais Metais e Ligas Ltda.	CID002468	Conformant
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Conformant
Tin	Melt Metais e Ligas S.A.	CID002500	Conformant
Tin	Metallic Resources, Inc.	CID001142	Conformant
Tin	Metallo Belgium N.V.	CID002773	Conformant
Tin	Metallo Spain S.L.U.	CID002774	Conformant
Tin	Mineracao Taboca S.A.	CID001173	Conformant
Tin	Minsur	CID001182	Conformant
Tin	Mitsubishi Materials Corporation	CID001191	Conformant
Tin	Modeltech Sdn Bhd	CID002858	Non Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Outreach Required
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Conformant
Tin	Operaciones Metalurgicas S.A.	CID001337	Conformant
Tin	Pongpipat Company Limited	CID003208	Outreach Required
Tin	Precious Minerals and Smelting Limited	CID003409	Active
Tin	PT Artha Cipta Langgeng	CID001399	Conformant

Tin	PT ATD Makmur Mandiri Jaya	CID002503	Conformant
Tin	PT Menara Cipta Mulia	CID002835	Conformant
Tin	PT Mitra Stania Prima	CID001453	Conformant
Tin	PT Refined Bangka Tin	CID001460	Conformant
Tin	PT Timah Tbk Kundur	CID001477	Conformant
Tin	PT Timah Tbk Mentok	CID001482	Conformant
Tin	Resind Industria e Comercio Ltda.	CID002706	Conformant
Tin	Rui Da Hung	CID001539	Conformant
Tin	Soft Metais Ltda.	CID001758	Conformant
Tin	Super Ligas	CID002756	Outreach Required
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	CID002834	Conformant
Tin	Thaisarco	CID001898	Conformant
Tin	Tin Technology & Refining	CID003325	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	Outreach Required
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	Conformant
Tin	Yunnan Tin Company Limited	CID002180	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	Conformant
Tungsten	A.L.M.T. Corp.	CID000004	Conformant
Tungsten	ACL Metais Eireli	CID002833	Conformant
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427	Active
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	Conformant
Tungsten	China Molybdenum Co., Ltd.	CID002641	In Communication
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	Conformant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281	Outreach Required
Tungsten	CP Metals Inc.	CID003448	Active
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CID003401	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	Conformant
Tungsten	Global Tungsten & Powders Corp.	CID000568	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	CID002542	Conformant

Tungsten	H.C. Starck Tungsten GmbH	CID002541	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	Conformant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CID003182	Conformant
Tungsten	Hydrometallurg, JSC	CID002649	Conformant
Tungsten	Japan New Metals Co., Ltd.	CID000825	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	Conformant
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CID002313	Communication Suspended - Not Interested
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	Conformant
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CID002647	Active
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	Conformant
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	CID003408	Active
Tungsten	Kennametal Fallon	CID000966	Conformant
Tungsten	Kennametal Huntsville	CID000105	Conformant
Tungsten	KGETS Co., Ltd.	CID003388	Conformant
Tungsten	Lianyou Metals Co., Ltd.	CID003407	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	Conformant
Tungsten	Masan Tungsten Chemical LLC (MTC)	CID002543	Conformant
Tungsten	Moliren Ltd.	CID002845	Conformant
Tungsten	Niagara Refining LLC	CID002589	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	Conformant
Tungsten	Unecha Refractory metals plant	CID002724	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	Conformant
Tungsten	Woltech Korea Co., Ltd.	CID002843	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095	Conformant

*        The information in this column is based on smelter or refiner information made publicly available by RMI as of May 11, 2020. The terms used have the following meanings:

•             “Conformant” means that a smelter or refiner participates in and has been listed as “Conformant” to the assessment protocols of the Responsible Minerals Assurance Process (“RMAP”).

•             “Non Conformant” means that a smelter’s or refiner’s systems, processes and practices materially deviate from the requirements of the Standard, or the auditee refuses to participate in the assessment process or does not provide adequate access to facilities to complete the assessment.

•             “Active” means that the facility is in one of the stages of the audit cycle, anywhere from completion of the necessary documents to scheduling the audit date to enacting corrective actions in the post-audit phase.

•             “Not Enrolled” refers to smelters that are not currently participating in the RMAP. Included in this category are facilities that the RMI is currently reaching out to, those that are communicating with the RMI regarding participation in an audit, those that have refused to participate, and those that have not completed the mandatory annual re-audit and those that failed to meet the assessment protocols to pass an audit. The following sub-statuses roll up into the “Not Enrolled” category:  “Communication Suspended — Not Interested”; “Due Diligence Vetting Process”; “In Communication”; “Outreach Required”; and “RMI Due Diligence Review — Unable to Proceed”

APPENDIX I - Countries of Origin

The information provided in this Appendix is based on the information collected from our suppliers and is provided in good faith. We will continue to update it as our due diligence process and third-party data evolves.

Afghanistan

Albania

Angola

Argentina

Armenia

Australia

Austria

Belarus

Belgium

Bermuda

Bolivia

Brazil

Bulgaria

Burundi

Cambodia

Canada

Central African Republic

Chile

China

Colombia

Czech Republic

Djibouti

Dominican Republic

DRC or an adjoining country (Covered Countries)

Ecuador

Egypt

England

Estonia

Ethiopia

Finland

France

Germany

Ghana

Guinea

Guyana

Hungary

India

Indonesia

Ireland

Israel

Italy

Ivory Coast

Japan

Kazakhstan

Kenya

Kyrgyzstan

Laos

Liberia

Lithuania

Luxembourg

Madagascar

Malaysia

Mali

Mauritania

Mexico

Mongolia

Morocco

Mozambique

Myanmar

Namibia

Netherlands

New Zealand

Niger

Nigeria

Papua New Guinea

Peru

Philippines

Poland

Portugal

Republic

Republic Of Korea

Russia

Rwanda

Saudi Arabia

Sierra Leone

Singapore

Slovakia

Slovenia

South Africa

Spain

Sudan

Suri

Suriname

Sweden

Switzerland

Tanzania

Thailand

Turkey

Uganda

United Arab Emirates

United Kingdom

USA

Uzbekistan

Viet Nam

Zambia

Zimbabwe